UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 6, 2010

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)
     On April 6, 2010, the Board of Directors of Zix Corporation (the “Company”) elected Maribess L. Miller as a Director and member of the Board of Directors, effective April 6, 2010. A copy of the Company’s press release announcing the election of Ms. Miller is attached as Exhibit 99.1.
     There was no arrangement or understanding between Ms. Miller and any other person pursuant to which she was selected as a Director. Ms. Miller has not been appointed to any committee of the Board of Directors. The Board of Directors has not determined whether it expects to appoint Ms. Miller to any committee of the Board of Directors.
     Pursuant to the Company’s 2006 Directors’ Stock Option Plan, on the date that she was first elected to the Board of Directors, Ms. Miller was automatically granted nonqualified options to purchase 25,000 shares of the Company’s common stock. The options vest quarterly and pro-rata over one year from the grant date, and the exercise price is 100% of the closing common stock price on the grant date.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 6, 2010, titled “Zix Corporation Announces Election of New Board Member.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: April 6, 2010	By:	/s/ James F. Brashear
James F. Brashear
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 6, 2010, titled “Zix Corporation Announces Election of New Board Member.”